UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2005

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2005 the Board of Directors of Nevada Security Bank, the wholly owned subsidiary of The Bank Holdings, approved the three year Executive Employment Agreements of Chief Executive Officer Hal Giomi and Chief Financial Officer Jack Buchold. These agreements were effective December 27, 2004 and replaced those dated December 27, 2001 which were also three year contracts. These contracts were executed by the individuals noted as of even date. The previous and current contracts have the same provisions except for the annual base salary, the number of stock options previously granted, the vacation period available, and the extension of the termination without cause benefit period from 12 to 24 months. There are no dissimilar provisions within the contracts approved for Mssrs. Giomi and Buchold.

The Executive Employment Agreements of Mssrs. Giomi and Buchold are filed herewith as Exhibits 10.1 and 10.2.

On September 15, 2005 the Board of Directors of Nevada Security Bank approved the provision of supplementary retirement and life insurance benefit plans for certain executives. At December 31, 2004 the Company had $6 million in Bank Owned Life Insurance (BOLI) classified as a non-earning asset since the underlying contractual agreements had not been completed. These agreements have now been completed and approved, and the life insurance has been purchased to provide cash offset financing for the recovery of cash outflows associated with the plan agreements. This supplementary retirement benefit plan with an endorsement split-dollar life insurance plan has been provided to reward, motivate, and retain the most qualified people available and to provide those individuals with a complete and reasonable compensation package. It was designed to provide an annual retirement benefit that, when added to the Company's 401(K) Plan and Social Security benefits will provide each executive with benefit levels comparable to other financial industry employees when measured as a percentage of salary at the time of retirement. The terms and conditions of the individual agreements are the same except for one variation: Chief Executive Officer Hal Giomi will receive 60% of his last three year's average salary, while other plan participants will receive 50%.

The Nevada Security Bank Executive Supplemental Compensation Agreements are filed herewith as Exhibits 10.3 through 10.3.4 The Nevada Security Bank Split Dollar Agreements which amplify the foregoing Exhibits are themselves filed herewith as Exhibits 10.4 through 10.4.4.

On September 15, 2005 the Board of Directors of Nevada Security Bank approved the Nevada Security Bank Directors' Supplemental Insurance Plan Agreement. Under this plan, a director may elect to (i) have the Bank purchase $4,000 of long term care insurance each year for the Director or their spouse, or (ii) receive the $4,000 allowance in cash.

The Nevada Security Bank Directors' Supplemental Insurance Plan Agreement and Benefit Election Form pro forma document is filed herewith as Exhibit 10.5.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

September 21, 2005	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Contract for Hal Giomi
10.2	Employment Contract for Jack Buchold
10.3	Executive Supplemental Compensation Agreement for Hal Giomi
10.3.1	Executive Supplemental Compensation Agreement for Joe Bourdeau
10.3.2	Executive Supplemental Compensation Agreement for Jack Buchold
10.3.3	Executive Supplemental Compensation Agreement for John Donovan
10.3.4	Executive Supplemental Compensation Agreement for David Funk
10.4	Split Dollar Agreement for Hal Giomi
10.4.1	Split Dollar Agreement for Joe Bourdeau
10.4.2	Split Dollar Agreement for Jack Buchold
10.4.3	Split Dollar Agreement for John Donovan
10.4.4	Spilt Dollar Agreement for David Funk
10.5	Directors' Supplemental Insurance Plan Agreement